[LOGO]


                                October 15, 1999


Dear Fellow Shareholders:


     You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Washington Homes, Inc. to be held on Friday, November 19, 1999, beginning at 10:00 a.m., local time, at the Greenbelt Marriott Hotel, Greenbelt, Maryland. I look forward to meeting as many of you as can attend the meeting.

     Holders of Washington Homes Common Stock are being asked to vote on the matters listed in the enclosed Notice of Annual Meeting of Shareholders. The Board of Directors recommends a vote "FOR" each of the proposals listed as items 1 through 5 in the Notice.

     Whether or not you plan to attend the Meeting in person, it is important that your shares of Washington Homes Common Stock be represented and voted at the Meeting. Accordingly, after reading the enclosed Notice of Annual Meeting and Proxy Statement, please sign, date and mail the enclosed proxy card in the envelope provided.


                                            Sincerely,


                                            Geaton A. DeCesaris, Jr.
                                            Chairman of the Board,
                                            President and
                                            Chief Executive Officer


WASHINGTON HOMES, INC.
CORPORATE OFFICE
SIXTH FLOOR
1802 BRIGHTSEAT ROAD
LANDOVER, MARYLAND 20785-4235
(301) 772-8900
FAX: (301) 772-1380

                                      [LOGO]



                              1802 Brightseat Road
                            Landover, MD 20785-4235


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To be held November 19, 1999

                                   ----------

To the Shareholders of
 Washington Homes, Inc.:


     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting" of Washington Homes, Inc., a Maryland corporation (the "Company", will be held on November 19, 1999, at the Greenbelt Marriott Hotel, 6400 Ivy Lane, Greenbelt, Maryland, commencing at 10:00 a.m., local time, for the following purposes:

     1.   To elect directors;

     2. To amend the Company's Employee Stock Option Plan to increase to 1,500,000 from 1,000,000 the number of shares of Common Stock available for option.

     3. To amend the Company's Non-Employee Directors' Stock Option Plan to increase to 200,000 from 100,000 the number of shares of Common Stock available for option.

     4.   To approve the Company's Deferred Compensation Incentive Plan.

     5. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for fiscal year 2000; an

     6. To transact such other business as may properly come before the Meeting.

     Only holders of the Company's voting common stock of record at the close of business on October 8, 1999, the record date, are entitled to receive notice of and to vote at the Annual Meeting and all adjournments thereof.



October 15, 1999                            Christopher Spendley
                                            Senior Vice President and Secretary



HOLDERS OF VOTING COMMON STOCK ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED PRE-ADDRESSED REPLY ENVELOPE, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING.

                             WASHINGTON HOMES, INC.


                              PROXY STATEMENT



     This Proxy Statement is being furnished to holders of the voting common stock, par value $.01 per share (the "Common Stock"), of Washington Homes, Inc., a Maryland corporation (the "Company"), in connection with the solicitation of proxies by its Board of Directors for use at the Annual Meeting of the Company's shareholders (the "Annual Meeting") to be held on Friday, November 19, 1999, at the Greenbelt Marriott Hotel, 6400 Ivy Lane, Greenbelt, Maryland, commencing at 10:00 a.m., local time, and at any adjournment or postponement thereof.

     This Proxy Statement and accompanying form of Proxy and Notice of Annual Meeting are first being mailed to holders of Common Stock on or about October 15, 1999. A copy of the Company's Annual Report to Shareholders for the fiscal year ended July 31, 1999, including financial statements, has been sent simultaneously with this Proxy Statement or has been previously provided to all shareholders entitled to vote at the Annual Meeting.


Shareholders Entitled to Vote


     Only holders of Common Stock of record at the close of business on October 8, 1999, the record date, are entitled to notice of and to vote at the Annual Meeting and adjournments thereof. As of October 8, 1999, there were 7,949,013 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.

     Each holder who is entitled to vote may cast one vote per share held on all matters properly submitted for the vote of shareholders at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to approve the other matters to be acted upon at the Annual Meeting.


Proxies


     All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by such proxy will be voted as recommended by the Board of Directors. The Board of Directors recommends a vote FOR the election of the nominees for election as directors; FOR amendment of the Company's Employee Stock Option Plan; FOR amendment of the Company's Non-Employee Directors' Stock Option Plan; FOR approval of the Company's Deferred Compensation Incentive Plan; and FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors for the 2000 fiscal year.

     If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy will vote on those matters in accordance with their best judgment to the same extent as the person signing the proxy would be entitled to vote. It is not currently anticipated that any other matters will be raised at the Annual Meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (i) by filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy relating to the same shares, or (ii) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not itself revoke a proxy).


                         ITEM 1. ELECTION OF DIRECTORS


     Eight directors are proposed to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. Properly executed proxies returned in a timely fashion will be voted in the election of each of the nominees named below, unless the shareholder indicates on the proxy that the vote should be withheld from any or all of such nominees.

     The Board of Directors has proposed the persons listed below as nominees for election as directors at the Annual Meeting. All nominees are currently serving as directors of the Company. The Company expects each nominee for election as a director at the Annual Meeting will stand for election and be able to serve as a director. If any nominee is unable to stand for election and serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees.


     Following is a listing of the nominees along with a brief summary of their business experience:


     Thomas Connelly, 50, has served as a Director since September 1992. Since April 1997, he has been Senior Vice President and Chief Financial Officer of Western Pacific Housing, a homebuilder based in El Segundo, California. Prior thereto from November 1996 to April 1997 he was Senior Vice President and Chief Financial Officer of the Forecast Group, LP, a homebuilder based in Rancho Cucamonga, California; from August 1988 to November 1996 he was a Senior Vice President of the Company; and from September 1994 to September 1996 he served as the Company's Chief Financial Officer. Mr. Connelly has over 23 years experience in finance and real estate development.


     Geaton A. DeCesaris, Jr., 44, has served as President, Chief Executive Officer and a Director of the Company since August 1988 and as Chairman of the Board since April 1999. From June 1985 to August 1988, Mr. DeCesaris was Managing General Partner of Sonny DeCesaris and Sons Development Group (real estate development and construction) and, from 1973 to June 1985, Vice President of Sonny DeCesaris and Sons Builders, Inc.


     Geaton A. DeCesaris, Sr., 68, became Chairman Emeritus in April 1999 following service as Chairman of the Board of the Company which began in August 1988. From June 1985 to August 1988, he served as Senior General Partner of Sonny DeCesaris and Sons Development Group. Prior thereto from 1973 to June 1985, he was founder and President of Sonny DeCesaris and Sons Builders, Inc., and from 1960 to 1973, President of Procopio and DeCesaris Construction Company.


     Richard S. Frary, 52, has been a Director of the Company since December 1995. Mr. Frary is President of Tallwood Associates, Inc., a New York based real estate merchant banking firm which he co-founded in 1990. He is also a director of CGA Group Ltd., a Bermuda based financial guarantee insurance company and of Wellsford Real Properties, Inc., a real estate merchant bank.


     Thomas J. Pellerito, 52, has served as President, Homebuilding Operations and Chief Operating Officer since July 1997 and as a Director since November 1998. Prior thereto from 1985 to July 1997 he was President of Richmond American Homes, the Northern Virginia based regional subsidiary of a national homebuilder. He has over 19 years experience in residential construction and related services.


     Ronald M. Shapiro, 56, has been a Director of the Company since April 1993. Mr. Shapiro, an attorney, is President of Shapiro, Robinson & Associates, Inc., a professional sports management and contract negotiations firm which he founded in 1976. Since January 1992 he has served as Counsel To The Firm of Shapiro and

Olander, Baltimore, Maryland, a law firm he founded in 1972, and since 1995 he has served as Chairman of the Shapiro Negotiations Institute (negotiations consultants and seminar providers).


     Paul C. Sukalo, 48, has served as Senior Vice President and a Director of the Company since August 1988. Prior thereto from June 1985 to August 1988, he was a general partner of Sonny DeCesaris and Sons Development Group. He has over 19 years of construction experience, principally in residential construction and related services.


     Richard B. Talkin, 62, has been a Director of the Company since April 1993. Mr. Talkin is an attorney specializing in real estate related matters and has practiced law in Columbia, Maryland for over 30 years.

     Geaton A. DeCesaris, Sr., Chairman Emeritus, is the father of Geaton A. DeCesaris, Jr., Chairman of the Board, President and Chief Executive Officer; Marco A. DeCesaris, Vice President; A. Hugo DeCesaris, Vice President; and Deborah A. Ailiff, Vice President and Associate General Counsel; and is the father-in-law of Paul C. Sukalo, Senior Vice President and a Director.


                      MEETINGS AND COMMITTEES OF THE BOARD


     The Board of Directors has designated several committees of the Board, including a Compensation Committee, an Audit Committee and an Executive Committee, the functions and membership of which are described below.

     The Compensation Committee is responsible for approving recommendations to the Board of Directors regarding salaries, incentive bonuses and other compensation arrangements with executive officers of the Company and for the administration of the Washington Homes Employee Stock Option Plan. The Audit Committee's functions include making recommendations to the Board of Directors on the selection of the Company's auditors, reviewing the arrangements for and scope of the independent auditors' examination, meeting with the independent auditors to review the adequacy of internal controls and reporting and performing any other duties or functions deemed appropriate by the Board. The Executive Committee may, with certain limitations, act for the Board of Directors between meetings of the Board.

     The members of the Compensation Committee during fiscal 1999 were Messrs. Frary, Shapiro and Talkin and the members of the Audit Committee were Messrs. Connelly, Frary, Shapiro and Talkin. Mr. Shapiro was Chairman of the Compensation Committee and Mr. Frary was Chairman of the Audit Committee. The Executive Committee consisted of Geaton A. DeCesaris, Sr., Geaton A. DeCesaris, Jr. and Paul C. Sukalo.

     During fiscal 1999, the Board of Directors met five times and acted by unanimous consent once; the Executive Committee acted by unanimous consent six times; the Compensation Committee met twice and acted by unanimous consent once; and the Audit Committee met twice. All Directors attended 75% of the aggregate of all meetings of the Board of Directors and the Committees on which they served during fiscal 1999 with the exception of Mr. Shapiro who attended less than 75%.


                             DIRECTOR COMPENSATION


     During fiscal 1999, the Company paid each non-employee director $6,000 per year plus $2,500 for each Board meeting and $1,000 for each committee meeting not held in conjunction with a Board meeting which they attended and reimbursed such directors for all out-of-pocket expenses incurred in connection with their activities as directors. Total compensation to Messrs. Frary, and Talkin was $19,000 each, to Mr. Connelly $18,000 and to Mr. Shapiro $15,000. During the fiscal year ended July 31, 1999, the Company engaged Mr. Talkin as counsel to provide legal services to the Company in certain matters.

               SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


     The following table sets forth certain information as of August 31, 1999, except as otherwise noted, with respect to the beneficial ownership of the Company's voting common stock by each person known by the Company to be the beneficial owner of more than five percent of its outstanding voting common stock:


                                                              Shares of Voting Common
                                                              Stock Beneficially Owned
         Name and Address                                     ------------------------
       of Beneficial Owners(1)                                   Number    Percent(2)
       -----------------------                                   ------    ----------
Geaton A. DeCesaris, Jr.(3)(4)(5)(6) ........................   1,105,230     13.9
Geaton A. DeCesaris, Sr.(3)(4)(7) ...........................     708,583      8.9
A. Hugo DeCesaris(3)(4)(5)(8) ...............................     602,835      7.6
Marco A. DeCesaris(3)(4)(5)(9) ..............................     538,809      6.8
Joseph A. DeCesaris(3)(4)(5) ................................     463,403      5.8
Tweedy, Browne Company, LLC and Vanderbilt Partner, L.P.(10)
  52 Vanderbilt Ave
  New York, NY 10017 ........................................     429,645      5.4
Dimensional Fund Advisors, Inc.(11)
  1299 Ocean Avenue
  Santa Monica, CA 90401 ....................................     493,600      6.2
Heartland Advisors, Inc.(12)
  790 N. Milwaukee Street
  Milwaukee, WI 53202 .......................................     517,300      6.5
Franklin Resources, Inc.(13)
  777 Mariners Island Blvd
  P.O. Box 7777
  San Mateo, CA 94403-7777 ..................................     470,100      5.9

-------------

(1) The address for DeCesaris family members is 1802 Brightseat Road, Landover, Maryland 20785-4235.

(2)  Based on 7,949,013 shares outstanding.

(3) Includes shares held by spouse and jointly with spouse. Each person listed has joint voting and investment power with that person's spouse with respect to the shares jointly owned. Also includes shares held in that person's retirement plan accounts.

(4)  Geaton A. DeCesaris,  Jr., Marco A. DeCesaris, A. Hugo DeCesaris and Joseph
     A. DeCesaris are the sons and Paul C. Sukalo is the son-in-law of Geaton A. DeCesaris, Sr. While these persons have acted together in various businesses, principally in real estate, there is no agreement among them to vote their shares together or to otherwise act in concert concerning the affairs of the Company. Each of the individuals disclaims beneficial ownership of any shares other than as listed opposite such person's name in the table above or the table on the next page.

(5) Does not include shares held by certain DeCesaris family trusts for the benefit of family members, portions of which may be deemed indirectly beneficially owned as follows: 100,000 shares by Geaton A. DeCesaris, Jr., 40,000 shares by Marco A. DeCesaris, 40,000 by A. Hugo DeCesaris and 80,000 by Joseph A. DeCesaris. The co-trustees of these trusts have shared voting and investment power with respect to shares held.

(6) Includes 21,500 shares held as custodian for family members and 7,000 by a corporation which he controls.

(7) Includes 590,000 shares held in a trust for family members for which Mr. DeCesaris acts as trustee.

(8)  Includes 72,000 shares held as custodian for family members.

(9)  Includes 8,000 shares held as custodian for family members.

(10) Beneficial ownership is as of July 31, 1998. Tweedy Browne Company, LLC ("TBC") and Vanderbilt Partner LP ("Vanderbilt") have informed the Company that TBC is a registered broker-dealer and investment advisor and that Vanderbilt is a private investment partnership. TBC has sole voting power with respect to 414,645 shares and sole dispositive power with respect to 323,280 shares. Vanderbilt has sole voting and dispositive power with respect to 15,000 shares.

(11) Beneficial ownership is as of December 31, 1998. Dimensional Fund Advisors, Inc., has informed the Company that it is a registered investment advisor and investment manager, that it has sole power to vote and sole dispositive power with respect to all shares held.

(12) Beneficial ownership is as of July 31, 1999. Heartland Advisors, Inc., a registered investment advisor, has informed the Company that shares held are in investment advisory accounts and that it does not have sole voting with respect to any shares held and it has sole dispositive power with respect to all shares held.

(13) Beneficial ownership is as of December 31, 1998. Shares are owned by one or more investment companies and managed accounts advised by subsidiaries of Franklin Resources, Inc. Sole dispositive and voting power is held by such subsidiaries.


                       SECURITIES OWNERSHIP OF MANAGEMENT


     The following table sets forth information as of August 31, 1999 regarding beneficial ownership of the Company's common stock by each Director, each nominee to become a Director, each of the persons named in the Summary Compensation Table below and the Directors and executive officers of the Company as a group:


                                      Number of Shares           Percentage of
        Name                         Beneficially Owned       Outstanding Shares
        ----                         ------------------       ------------------
Geaton A. DeCesaris, Jr ............ 1,105,230(1)(2)(3)             13.9%
Geaton A. DeCesaris, Sr ............   708,583(1)(3)(4)              8.9
Thomas Pellerito ...................    65,000(3)                     *
Paul C. Sukalo .....................   265,761(1)(3)(4)              3.3
Clayton Miller .....................    10,559(1)(3)                  *
Christopher Spendley ...............     1,000(3)                     *
Thomas Connelly ....................    54,000(1)(3)                  *
Ronald M. Shapiro ..................     2,225(3)                     *
Richard B. Talkin ..................     9,000(1)(3)                  *
Richard S. Frary ...................    53,830(1)(3)                  *
All Directors and executive
 officers as a group (10 persons) ..    2,275,188(1)(2)(3)(4)(5)    28.6

--------------

*    Less than 1% of issued and outstanding shares of common stock.

(1) Includes shares held by spouse or jointly with spouse, and/or shares held in retirement plan accounts.

(2) Does not include 100,000 shares held in the DeCesaris family trusts which may be deemed indirectly beneficially owned by Geaton A. DeCesaris, Jr., but does include 21,500 shares held as custodian for family members and 7,000 shares by a corporation which he controls.

(3) Does not include shares which such person has a right to acquire through the exercise of options as follows: Mr. DeCesaris, Jr. 70,000; Mr.
     DeCesaris, Sr. 10,000; Mr. Pellerito 300,000; Mr. Sukalo 24,000; Mr. Spendley 72,000; Mr. Miller 34,000; Mr. Connelly 10,000; Mr. Shapiro 17,000; Mr. Talkin 17,000; and Mr. Frary 15,000 and all executive officers and directors as a group 569,000.

(4) Includes 590,000 shares held in a trust for the benefit of DeCesaris family members for which Geaton A. DeCesaris, Sr. acts as trustee.

(5) Does not include 60,000 shares held in the DeCesaris family trusts which may be deemed indirectly beneficially owned by Paul C. Sukalo.

                             EXECUTIVE COMPENSATION


     The following table sets forth the annual compensation paid to the Company's chief executive officer, its four other most highly compensated executive officers serving at July 31, 1999 and one other former executive officer for services rendered during the last three fiscal years:


                           SUMMARY COMPENSATION TABLE

                                                                                               Long term
                                                                                             Compensation
                                                                                          -----------------
                                                            Annual Compensation               Number of
                                                   ------------------------------------   Shares Underlying
    Name and Principal Position       Fiscal Year   Salary    Bonus(1)      Other(2)(3)    Options Granted
    ---------------------------       -----------  -------    --------      -----------   -----------------
Geaton A. DeCesaris, Jr .............     1999     $450,000   $482,135       $  2,400               --
Chairman of the Board,                    1998      400,000    140,000          1,000           15,000
President and Chief Executive Officer     1997      350,000     65,000          2,687           30,000

Thomas Pellerito ....................     1999     $350,000   $395,308       $  3,400               --
President, Homebuilding Operations        1998      300,000    100,000             --          300,000
Chief Operating Officer                   1997        3,462         --             --               --

Geaton A. DeCesaris, Sr .............     1999     $260,000         --       $  2,400               --
Chairman Emeritus and former              1998      260,000         --          1,150           10,000
Chairman of the Board                     1997      260,000         --          2,340               --

Christopher Spendley ................     1999     $195,000   $144,241       $  2,400               --
Senior Vice President                     1998      175,000     50,000          1,890           32,000
                                          1997      139,373     35,000             --           40,000

Paul C. Sukalo ......................     1999     $155,000   $106,200       $  2,400               --
Senior Vice President                     1998      148,750     73,950          1,670            8,000
                                          1997      140,000     65,750          2,298            4,000

Clayton Miller ......................     1999     $107,000   $ 72,120       $  1,620               --
Senior Vice President                     1998      102,000     23,000          1,416            8,000
                                          1997       98,000     10,000          1,000           14,000

------------

(1) For 1999 the Board of Directors required that 20% of the bonus that otherwise would be payable for certain executive officer's be deferred. Amounts listed in the table for 1999 do not include deferred compensation as follows: Mr. DeCesaris, Jr. $125,534; Mr. Pellerito $98,827; Mr. Spendley $36,030; Mr. Miller $18,030. Deferral of compensation assumes that the Deferred Compensation Incentive Plan listed as Item 4 is approved by shareholders at this Annual Meeting.

(2) Includes the matching amounts paid by the Company to the Company's 401(k) Plan under which employee contributions are partially matched up to the greater of $1,000 or 1.5% of eligible compensation.

(3) Excludes perquisites and other personal benefits since the aggregate amount of such compensation is the lesser of $50,000 or 10% of salary and bonus combined.

     The following tables set forth certain information concerning the granting and exercise of stock options during the fiscal year ended July 31, 1999 by the persons named in the Summary Compensation Table and the value of all unexercised options at the end of the fiscal year:


                         AGGREGATED OPTION EXERCISES IN
                              LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                                                                  Value of
                                                                                   Number of                     Unexercised
                                                                                  Unexercised               In The Money Options
                                            Shares Acquired     Value         Options at 7/31/99                 at 7/31/99
        Name                                  on Exercise     Realized   Exerciseable/Nonexerciseable   Exerciseable/Nonexerciseable
        ----                                ---------------   --------   ----------------------------   ----------------------------
Geaton A. DeCesaris, Jr ..................         --            --            43,750 /  26,250              $87,582 / $ 67,176
Thomas Pellerito .........................         --            --                 0 / 300,000              $     0 / $787,500
Geaton A. DeCesaris, Sr ..................         --            --            2,500  /   7,500              $ 5,125 / $ 15,375
Paul C. Sukalo ...........................         --            --            16,000 /   8,000              $34,870 / $ 21,620
Christopher Spendley .....................         --            --            23,000 /  49,000              $58,100 / $118,100
Clayton Miller ...........................         --            --            21,000 /  13,000              $51,390 / $ 38,170


                       OPTION GRANTS IN LAST FISCAL YEAR


     During the last fiscal year there were no option grants to executive officers of the Company.


                 AGREEMENTS WITH EXECUTIVE OFFICERS AND OTHERS


     The Company has entered into employment agreements with Messrs. Pellerito, Spendley, Sukalo and Miller which become effective upon a change of control of the Company. If during the two year period following a change of control the executive officer's employment is terminated or that person's responsibilities are diminished or compensation reduced causing his resignation, then such person shall be entitled to a severance payment equal to one year's salary (18 months in the case of Mr. Sukalo) plus the bonus that would have been paid at the date of termination under any bonus plan in effect on December 1, 1998, provided however that the bonus payment must be at least equal to 50% of base salary. There is no severance payment for terminations resulting from death, disability or with cause by the employer or if employee resigns without good reason.

     Geaton A. DeCesaris, Sr., a holder of 8.9% of the Company's outstanding Common Stock, retired as Chairman of the Board during fiscal 1999. The Company has agreed to provide Mr. DeCesaris with unfunded retirement compensation commencing August 1, 1999 of $125,000 per annum to continue for life, but not less than ten years. Mr. DeCesaris will continue to participate in employee benefit plans of the Company. In the event of a change of control of the Company, the program is required to be funded.


                              CERTAIN TRANSACTIONS


     The Company and its subsidiaries currently lease over 24,000 square feet of office space in the Ingle West Office Building in Landover, Maryland from Citadel Land, Inc., a corporation owned by members of the DeCesaris family, pursuant to a lease expiring in May 2008 at a base annual rental of $392,000. The rental is subject to adjustment for increased operating expenses and changes in the Consumer Price Index. For fiscal 1999, the Company paid Citadel $395,769 in rentals.

                        REPORT OF COMPENSATION COMMITTEE
                        REGARDING EXECUTIVE COMPENSATION


     The Board of Directors has determined that the Company's executive compensation program will be administered by the Compensation Committee (the "Committee") which consists of three non-employee independent directors. The Committee was established in April 1993, following completion of the Company's initial public offering.

     For fiscal 1999 executive compensation consisted generally of base salary, bonuses and grants of stock options under the Company's Employee Stock Option Plan. The Committee annually reviews the Company's executive compensation program and policies and approves compensation for executive personnel.

     The overall policy objective of the Company's executive compensation program is to provide base compensation levels and compensation incentives (in the form of bonuses and stock options) that attract and retain the highest quality individuals for key executive positions with the Company. The executive compensation program is intended to recognize individual contribution to corporate performance and to recognize the overall performance of the Company relative to the performance of other corporations in the homebuilding industry.


Base Compensation

     The Committee annually reviews base compensation levels of executive personnel to determine that such compensation is competitive, both individually and in the aggregate, with other homebuilding industry companies of comparable size and profitability. Comparisons with other companies are obtained through public information and surveys of homebuilding industry compensation available from outside compensation advisors. Individual base compensation levels are set based upon these competitive factors, but also are varied based upon performance, experience and the scope of each particular position.


Bonuses

     The Company awards annual and periodic cash bonuses to its executive personnel. These bonuses tie a portion of compensation directly to results achieved during each fiscal year. Individual amounts are determined by an evaluation of individual performance, division performance and Company performance. As with base compensation, the Committee reviews bonuses and the bonus structure annually in an effort to set a program which promotes behavior which is intended to enhance shareholder value and is competitive, both as to the bonus and when combined with base salary, with other homebuilders of comparable size and profitability.

     For fiscal 1999, bonuses for executive personnel in each of the Company's operating divisions were tied, in large measure, to the ability of each division to meet or exceed various benchmark measurements relating to financial and operating performance established at the beginning of the fiscal year and the overall pre-tax earnings and production of the division.

     Bonuses for executive personnel whose activities are not directly a part of the operating divisions were based in part upon the ability of the Company to meet or exceed pre-set performance goals, in part on the achievement of specific objectives in programs of a broader nature and in part were set at levels to bring total cash compensation in line with other homebuilders. A bonus for the chief executive officer was to be based on achieving pre-tax financial results by the Company and its subsidiaries and on the achievement of specific objectives in programs of a broader nature. For fiscal 1999 the Committee determined that 20% of the bonus otherwise payable to certain executive officers would be deferred and would constitute the initial contributions to the Company's Deferred Compensation Incentive Plan.

Stock Options

     Stock options are granted as a means of aligning the economic interests of key personnel with those of the shareholders of the Company. For fiscal 1999, stock options were granted for 39,000 shares of the Company's Common Stock.

     In the past, options were granted to all executive and other key personnel at time of the Company's initial public offering who were not then shareholders of the Company. Other options also have been granted to executive and management personnel at the time of hire. Periodic grants of options to key employees have been made. Options were granted in fiscal 1999, at the time of hire based on the potential for future contribution to the success of the Company.


CEO Compensation

     The criteria previously enumerated are those that have been applied to the Company's Chief Executive Officer, Geaton A. DeCesaris, Jr. During fiscal 1999 Mr. DeCesaris received base compensation of $450,000, which was an increase of $50,000 from fiscal 1998. Mr. DeCesaris received a bonus for fiscal 1999 of $482,135 and there was $125,534 of deferred compensation. This was an increase of $362,160 from the fiscal 1998 level for the bonus and there was no deferred compensation the prior year. In determining Mr. DeCesaris' compensation the Committee recognized that the Company greatly improved its performance from fiscal 1998 levels and made progress in several areas including geographical expansion, integration of expanded operations, improving the quality of management and strategic acquisitions. During the year, Mr. DeCesaris did not receive options to purchase shares of common stock.




                         Richard S. Frary
                         Ronald M. Shapiro
                         Richard B. Talkin
                         Members of the Compensation Committee




          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATIONS


     Mr. Talkin, a member of the Compensation Committee, performs legal services for the Company.

                            CUMULATIVE TOTAL RETURN


     The following graph compares the total return of the Company's Common Stock during the period from August 1, 1994 to July 31, 1999 with the Standard and Poor's 500 Stock Index and the Dow Jones Home Construction Index:








                             [GRAPH INSERTED HERE]

              ITEM 2. PROPOSAL TO AMEND EMPLOYEE STOCK OPTION PLAN


     On September 17, 1992, the Company adopted the Washington Homes Employee Stock Option Plan (the "Plan") pursuant to which options to purchase shares of the Company's Common Stock could be granted to officers and other key employees of the Company. The Plan, as amended, authorized the granting of options for 1,000,000 shares of Common Stock. On September 9, 1999, the Board of Directors voted to increase the number of shares for which options could be granted to 1,500,000, subject to shareholder approval at this Meeting. This was done to enable the continued granting of options in excess of the 1,000,000 then available under the Plan. At July 31, 1999 there were outstanding options to purchase 959,000 shares of the Company's voting common stock at prices ranging from $3.69 to $6.00. In September 1999 options were granted for an additional 117,000 shares at $6.50 per share, subject to shareholder ratification of the increase in the shares available under the Plan at this Annual Meeting. It is estimated that approximately 50 persons are eligible for participation in the Plan at this time. Options granted under the Option Plan can be either incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO's") or non-qualified options ("NQO's"). The recipients of options, type of option, and terms are determined by the Compensation Committee of the Board of Directors (the "Committee").

     ISO's granted under the Option Plan to holders of ten percent or less of the Company's outstanding equity securities will have an exercise price not lower than the fair market value of a share of the Company's Common Stock on the date of the grant. The exercise price of ISO's granted to holders of more than ten percent of the Company's outstanding equity securities will have an exercise price of at least 110 percent of the fair market value of a share of the Company's Common Stock at the time of the grant. The aggregate fair market value of stock subject to ISO's, as determined upon grant, which are exercisable by an optionee for the first time during any calendar year cannot exceed $100,000. The exercise price of all NQO's granted under the Option Plan will be no less than the fair market value of a share of Common Stock at the time the NQO is granted.

     Options will become exercisable not less than 12 months following the date of grant. Options are not transferable by the optionee other than by will or the laws of descent and distribution or pursuant to a designation of beneficiary upon death.

     An option remains exercisable until the earlier of (i) ten years from the date of grant in the case of a NQO or an ISO granted to a holder of ten percent or less of the Company's voting stock or five years from the date of grant in the case of an ISO granted to a holder of more than ten percent of the Company's voting stock, or (ii) three months after the date on which the optionee ceases to be employed by the Company. If an optionee dies while employed by the Company, options may be exercised during the earlier of the period ending on the expiration date of the option or one year following the optionee's death, provided that an ISO exercised later than three months after death will be treated for federal income tax purposes as a NQO.

     The Option Plan allows for the exercise of options in whole or in part. The option holder can exercise an option with payment in cash or, with the consent of the Committee, by delivering shares of Common Stock equal in fair market value to the purchase price of the shares to be acquired pursuant to the option or by delivering instructions for a broker to deliver sale or loan proceeds to the Company.

     The federal income tax consequences are as follows:


     ISO's. Generally, income is not recognized by an optionee when an ISO is granted or exercised. If the stock obtained upon exercise of an ISO is sold more than one year after exercise and two years after the option is granted, the difference between the option price and the amount realized on the sale is taxable to the optionee as a long-term capital gain. The Company is not entitled to a deduction as a result of the grant or exercise of an ISO or the sale of the stock acquired upon exercise thereof, if the stock is held by the optionee for the requisite periods.

     If, however, the stock acquired upon exercise of an ISO is sold less than one year after exercise or less than two years after the option is granted, the lesser of (i) the difference between the fair market value on the date of exercise and the option exercise price or (ii) the difference between the amount realized on the sale and the option exercise price is taxable to the optionee as ordinary income and the Company is entitled to a corresponding deduction. The excess of the amount realized on the sale over the fair market value on the date of exercise, if any, is taxable as a long-term or short-term capital gain, depending on the length of time the stock is held.

     Even though an optionee does not realize ordinary income upon exercise of an ISO, the excess of the fair market value of the Common Stock acquired at the time of exercise over the option price may constitute an adjustment in computing alternative minimum taxable income and may result in the imposition of the alternative minimum tax.


     NQO's. Since an NQO does not have a "readily ascertainable" fair market value at the time the NQO is granted, no income is recognized by an optionee at such time. Except as described below, upon exercise of an NQO an optionee is treated as having received ordinary income at the time of exercise in an amount equal to the difference between the option exercise price and the then fair market value of the Common Stock acquired. The Company will be entitled to a deduction in an amount corresponding to such difference. The optionee's basis in the Common Stock acquired upon exercise of an NQO will be equal to the option exercise price plus the amount of ordinary income recognized, and any gain or loss thereafter recognized upon disposition of the Common Stock is generally treated as a capital gain or loss.

     During the fiscal year ended July 31, 1999, options to purchase 39,000 shares of Common Stock of the Company were granted under the Employee Stock Option Plan. Options for 54,750 shares were canceled during the year. Options for 6,250 shares have been exercised under the Option Plan since its adoption.

     A favorable vote of a majority of the shares represented at the Meeting is required for approval of the Amendment.


                   ITEM 3. PROPOSAL TO AMEND THE STOCK OPTION
                        PLAN FOR NON-EMPLOYEE DIRECTORS


     In 1994, the Company adopted and shareholders approved the Washington Homes Non-Employee Directors' Stock Option Plan (the "Directors' Plan") which provides for the issuance to each non-employee director of the Company options to purchase shares of Washington Homes Common Stock. Shareholders are being asked to consider approval of an Amendment to the Directors' Plan which would increase the number of shares issuable under the Plan to 200,000 from 100,000. There are currently options outstanding to purchase 99,000 shares of Common Stock under the Plan. The Amendment to the Plan will permit additional option grants under the Plan and was adopted by the Board of Directors with the non-employee directors abstaining from the vote.

     The purchase price for the Common Stock subject to options under the Directors' Plan is its fair market value on the date of grant. Options will become exercisable for 25% of the option grant one year after the date of grant, 50% of the option grant two years after the date of grant and are fully exercisable three years after the date of grant.

     The purpose of the Plan is to enable members of the Board of Directors, who are not current employees of the Company, to increase their ownership of Washington Homes Common Stock and to align their interests with the shareholders of the Company in consideration of their services to the Company. Messrs. Connelly, Frary, Shapiro and Talkin are currently the only non-employee directors who will be eligible to participate in the Plan and they currently hold options for 99,000 shares which have been granted under the Plan.

     A non-employee director will be able to exercise his or her stock options for 90 days following cessation of service as a director. Options will also be exercisable for 6 months following the death of an option holder.

     For the period from the adoption of the Directors' Plan in 1994 to July 31, 1999 options for 61,000 shares have been granted at exercise prices ranging from $3.63 to $6.00 per share. Options for 2,000 shares have been canceled and no options have been exercised. On September 10, 1999 the Board of Directors granted options for 10,000 shares to each of the four non-employee directors, or 40,000 shares in the aggregate at a price of $6.50 per share.

     Following adoption of the proposed Amendment, a total of 200,000 shares of Washington Homes Common Stock will be available for issuance under the Directors' Plan. Options issued under the Plan will be exercisable for a period of ten years. The number of shares available for award, and the exercise price and share available under outstanding options, are subject to adjustment to reflect any stock split, stock dividend, recapitalization or other reorganization of the Company.

     The Directors' Plan is administered by a Committee consisting of the directors of the Company who are not outside directors. No persons other than non-employee directors are eligible to participate in the Plan. The Committee will determine additional grants of stock options under the Directors' Plan, as amended.

     Options to be issued under the Plan are "non-qualified options" ("NQO's") for Federal income tax purposes. Since an NQO does not have a "readily ascertainable" fair market value at the time the NQO is granted, no income is recognized by an optionee at such time. Except as described below, upon exercise of an NQO an optionee is treated as having received ordinary income at the time of exercise in an amount equal to the difference between the option exercise price and the then fair market value of the Common Stock acquired. The Company will be entitled to a deduction in an amount corresponding to such difference. The optionee's basis in the Common Stock acquired upon exercise of an NQO will be equal to the option exercise price plus the amount of ordinary income recognized, and any gain or loss thereafter recognized upon disposition of the Common Stock is generally treated as a capital gain or loss.

     A favorable vote of a majority of the shares represented at the Meeting is required for approval of the Amendment.


             ITEM 4. PROPOSAL TO APPROVE THE DEFERRED COMPENSATION
                                 INCENTIVE PLAN


     On September 8, 1999, the Compensation Committee recommended that the Board of Directors adopt the Deferred Compensation Incentive Plan (the "Incentive Plan") and on September 9, 1999, the Board adopted the Incentive Plan effective as of July 31, 1999, and directed that the Incentive Plan be submitted to shareholders for approval at the 1999 Annual Meeting. The Incentive Plan will be approved upon the affirmative vote of a majority of the shares represented at the Meeting.

     The purpose of the Incentive Plan is to provide an opportunity for a select group of senior management employees and directors of the Company to receive a portion of their compensation in a tax deferred manner and to better align such persons' compensation with the financial performance of the Company by paying the deferred compensation in the form of Company Common Stock.

     The following summary of the Incentive Plan is qualified in its entirety by the text of the plan itself, a copy of which is attached as Exhibit A.

     Eligibility. Eligibility is limited to executive officers of the Company, heads of operating regions and divisions, senior vice presidents and directors of the Company. There are approximately 20 people eligible to participate in the Plan. An eligible person becomes a Participant by electing to defer salary or bonus under the Plan or receiving a discretionary contribution from the Company.

     Elective Deferral. Each Participant may elect to defer all or a portion of that person's salary or bonus otherwise receivable by such Participant.

     Discretionary Contribution. The Company may at its discretion defer a portion of compensation otherwise receivable by a Participant.

     Company Match. For each plan year the Company will provide a matching contribution equal to the lesser of 20% of the amount deferred or $20,000.

     Accounts. An account will be established for each Participant to hold the deferred compensation for each Participant and the Company match. The balances of each account shall be invested in Company Common Stock which will be purchased by the Incentive Plan on the open market or will be newly issued by the Company. Cash balances will be invested in short-term money instruments.

     Distribution. Vested account balances will be distributed to Participants upon (a) termination of employment, or (b) the end of the period of deferral elected by the Participant.

     Vesting. A Participant is immediately vested in all amounts of salary, bonus and any discretionary contribution deferred under the Incentive Plan. Company matches vest at set percentages after a Participant completes a specified number of years of service with the Company subsequent to August 1, 1999 as follows: less than 3 years, 0%; after 3 years, 10%; after 4 years, 20%; after 5 years, 100% vested. In the event of a change of control of the Company, all contributions to the Plan would become fully vested.

     Federal Income Tax Consequences. Under present federal tax law, elective deferrals and other contributions under the Plan shall have the following consequences:

     A Participant's deferral of salary, directors' fees, or bonus under the Plan will not by itself result in the recognition of taxable income to a Participant nor entitle the Company to a tax deduction at the time of such deferral. The provision of a matching contribution or other discretionary contribution by the Company under the Plan will not itself result in the recognition of taxable income to a Participant nor entitle the Company to a tax deduction at the time of such deferral or contribution. The crediting of interest to a Participant's account in the Plan, or the appreciation of Company stock credited to a Participant's Plan account, will not by itself result in the recognition of taxable income to a Participant nor entitle the Company to a tax deduction.

     The deferral of an employee Participant's salary or bonus or the provision of a matching contribution or discretionary Company contribution to an employee Participant (along with interest credited to, or appreciation of amounts in, the Account) is considered wages subject to withholding for purposes of the Social Security Tax as of the later of (a) when the services are performed, or (b) when the Participant's rights to such amount are no longer subject to a substantial risk of forfeiture (i.e., they are fully vested). The use of a properly established trust to set aside amounts to satisfy the Company's obligations under the Plan will not by itself result in the recognition of taxable income to a Participant.

     Participants will recognize ordinary income upon the actual payment of benefits from their Accounts, or, if earlier, when they have "constructive receipt" of amounts in their Account by having the ability to access those funds without substantial restriction. The events that trigger distribution of benefits under the Plan are a Participant's termination of employment with the Company for any reason, including disability, or the end of the deferral period selected by the Participant. The Company will be allowed a tax deduction for federal tax purposes equal to the amount of ordinary income recognized by the Participant. Such deduction is allowable at the time the Participant recognizes such ordinary income.

     Benefits. The benefits to be received or allocated to individuals under the Plan will depend upon the amount of compensation which each participant elects to defer. As an initial contribution to the Plan the Compensation Committee has determined that 20% of the bonus otherwise payable to certain executive officers of the Company for fiscal 1999 will be deferred and will constitute initial contributions to the Plan. (See Note 1 to the Summary Compensation Table on page 6.) The initial amounts under the Plan would be as follows:


                    DEFERRED COMPENSATION AND INCENTIVE PLAN

                                                      Deferred
          Name and Position                         Compensation   Company Match
          -----------------                         ------------   -------------
Geaton A. DeCesaris, Jr .......................       $125,534       $ 20,000
  Chairman of the Board, President and CEO
Thomas Pellerito ..............................         98,827         19,766
  President-Homebuilding Operations
Christopher Spendley ..........................         36,060          7,212
  Senior Vice President
Clayton Miller ................................         18,030          3,606
  Senior Vice President
Paul Sukalo ...................................            -0-            -0-
  Vice President
Geaton A. DeCesaris, Sr .......................            -0-            -0-
  Chairman Emeritus
Executive Officer Group .......................        278,451         50,584
Non-Executive Director Group ..................            -0-            -0-
Employees not Executive Officers ..............            -0-            -0-



     A favorable vote of a majority of the shares represented at the Meeting is required to approve the Incentive Plan.


                  ITEM 5. APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP to serve as independent auditors for the Company and its subsidiaries for the fiscal year ending July 31, 2000. The appointment was made subject to ratification by shareholders. Deloitte & Touche LLP and its predecessors have served as independent auditors for the Company since 1967.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to questions from shareholders.

     The affirmative vote of a majority of the shares represented at the meeting is required for ratification.


                                 SECTION 16(a)
                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who are holders of more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the

Company with copies of all forms filed. The Company believes that during fiscal 1999, its officers, directors and greater than ten-percent beneficial holders complied with all applicable Section 16(a) filing requirements.


                            EXPENSES OF SOLICITATION

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and other employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and other employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements will be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.


                 PROCEDURE FOR SUBMITTING SHAREHOLDER PROPOSALS

     Shareholders may present proper proposals for inclusion in the Company's proxy statement for consideration at the next annual meeting of its shareholders by submitting proposals to the Company in a timely manner. In order to be so included for the 2000 Annual Meeting, shareholder proposals must be received by the Company no later than August 31, 2000, and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.


                                 OTHER MATTERS

     The only matters expected to come before the Annual Meeting are those set forth in this Proxy Statement. The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the meeting or any adjournment thereof, the persons named in the Proxy will have discretion to vote in accordance with their best judgment on such matters.



                                             BY ORDER OF THE BOARD OF DIRECTORS,


                                             Christopher Spendley
                                             Senior Vice President and
                                             Secretary

                                   EXHIBIT A
                                   ---------


                    THE DEFERRED COMPENSATION INCENTIVE PLAN
                           FOR WASHINGTON HOMES, INC.


     This unfunded Deferred Compensation Incentive Plan (the "Plan"), effective as of July 31, 1999, is hereby adopted and established by Washington Homes, Inc. (the "Company") and will be maintained by the Company for the purpose of providing benefits for Plan Participants and their Beneficiaries as set forth herein.


                                   ARTICLE I
                                    PURPOSE

     Section 1.1 The purpose of the Plan is to provide the opportunity for a select group of executives, senior management employees and Directors of the Company who constitute a "top hat" group as defined by ERISA to receive a portion of their Compensation in a tax deferred manner, and to better align such individuals' Compensation with the financial performance of the Company by paying the deferred Compensation in the form of Company Stock.


                                   ARTICLE II
                                  DEFINITIONS


     As used in this instrument, the following terms shall have the meaning as hereinafter set forth:

     Section 2.1 "Account" shall mean a bookkeeping account established pursuant to Article V.

     Section 2.2 "Beneficiary" shall mean a person who has become eligible to participate and for whom an Account is maintained, but who has ceased to be an Employee of the Company, or a person entitled to benefits hereunder as Beneficiary of a deceased Participant or as Beneficiary of a deceased Beneficiary.

     Section 2.3 "Board" or "Board of Directors" shall mean the Board of Directors of Washington Homes, Inc.

     Section 2.4 "Change of Control" means an event that shall be deemed to occur if the Employer is sold to, or is merged or consolidated with, an Unrelated Third Party, where through the sale, merger or consolidation, the Employer is not the successor in interest and the Board, as legally constituted on the Effective Date, has no majority voting rights or other rights to define the identity and makeup of the executive management team of the resulting entity; or if 50% or more of the Employer's operating assets are sold, transferred, or otherwise alienated to an Unrelated Third Party (including an entity in which an Unrelated Third Party has at least a 50% interest), or an Unrelated Third Party acquires the ability to appoint or elect at least 50% of the Board of Directors of the Employer. For purposes of this Plan, an "Unrelated Third Party" is one or more third parties not affiliated, as of the Effective Date, with the Employer (or the Employer's parent corporation).

     Section 2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended.

     Section 2.6 "Company" shall mean Washington Homes, Inc., a Maryland corporation, and all affiliated companies within the meaning of Section 414 of the Code.

     Section 2.7 "Company Stock" shall mean the voting common stock ($.01 par value) of Washington Homes, Inc., a Maryland corporation.

     Section 2.8 "Compensation" shall mean a Participant's total gross earnings or Directors' fees, as applicable, payable for services provided to the Company during the applicable period. Except as provided elsewhere in this Plan, the applicable period shall be the Plan Year. Notwithstanding the above, Compensation shall include any amount which is contributed by the Company pursuant to a Salary reduction agreement and which is not includible in the gross income of the Employee under Code Sec. ss125, Code Sec. ss401(k), or Code Sec. ss402(h).

     Compensation which is regular employee salary shall be referred to herein as "Salary". Compensation which is employee bonus shall be referred to herein as "Bonus". Directors' fees, for purposes of this Plan, shall herein be treated, and referred to, as "Salary".

     Section 2.9 "Director" shall mean a member of the Board of Directors.

     Section 2.10 "Disability" shall have the meaning set forth in the Washington Homes, Inc. 401(k) Plan.

     Section 2.11 "Election Form" shall mean a participation election form as approved and prescribed by the Plan Administrator.

     Section 2.12 "Elective Deferral" shall mean the portion of Compensation, which is deferred by a Participant under ArticleIV.

     Section 2.13 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     Section 2.14 "Fiscal Year" shall mean the Company's fiscal year used for corporate tax reporting purposes.

     Section 2.15 "Participant" shall mean any individual who is eligible to participate in the Plan under Section3.1 and who participates or participated in the Plan in accordance with Section3.2.

     Section 2.16 "Plan Administrator" shall mean the committee established by the Board of Directors to administer the Plan.

     Section 2.17 "Plan Year" shall mean the Fiscal Year.

     Section 2.18 "Purchase Period" shall mean the 120-day period of time, beginning on the day following the last day of each Plan Year and ending on the 120th day thereafter, during which the Company shall issue or purchase Company Stock for the purpose of setting aside assets to satisfy the Company's obligations under the Plan with respect to contributions made for the Plan Year or any other purchase period designated by the Investment Committee.

     Section 2.19 "Trust" shall mean the applicable trust established by the Company that identifies the Plan as a plan with respect to which assets are to be held by the Trustee.

     Section 2.20 "Trustee" shall mean the trustee or trustees under the Trust.

     Section 2.21 "Year of Service Completed" shall mean a full 12-month period during which an individual has continuously performed services for the Company as an employee or director subsequent to August1, 1999.


                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION


     Section 3.1 Executive Officers, Heads of Operating Regions and Divisions Senior Vice Presidents of the Company, and Directors are eligible to become and remain Participants in the Plan.

     Section 3.2 An individual described in Section3.1 may become a Participant by filing a written Election Form with the Company or by receiving a discretionary Company contribution pursuant to Section4.3 below. Except as otherwise provided herein, an election to participate with respect to Salary may be made any time prior to earning such Salary so long as the election is made within the 90 days following the Company's Plan Year end, and an election to participate with respect to Bonus must be made no later than the sixtieth day preceding the end of the Company's Plan Year.


                                   ARTICLE IV
                      ELECTIVE DEFERRAL AND COMPANY MATCH


     Section 4.1 A Participant may elect to defer all or any portion of his or her Salary earned after the date of such election. A Participant may elect to defer all or any portion of Bonus otherwise payable to him or her by the Company for the Fiscal Year beginning after the date of said election. The amounts so deferred shall be paid only as provided in this Plan.

     An election to defer Salary and/or Bonus shall apply only for the Plan Year specified in the Election Form. A Participant must complete and file with the Company a new Election Form for each year for which he or she wishes to defer Salary and/or Bonus. Deferral elections shall be irrevocable, except that a Participant may suspend a deferral election for Salary not yet earned during the Plan Year by submitting a proper form to the Plan Administrator.

     Section 4.2 For each Plan Year, the Company will provide a matching contribution to each Participant equal to the lesser of $20,000 or 20% of the amount of Salary and Bonus deferred by the Participant during such Plan Year. Matching contributions shall be credited to a Participant's account following the end of the Plan Year in accordance with Section 5.2. Company matching contributions shall be paid in accordance with the terms of this Plan in the same manner as the deferred Salary and Bonus with respect to which the matching contributions are made.

     Section 4.3 For any Plan Year, the Company may, in its sole discretion, make a Company contribution to the Plan.


                                   ARTICLE V
                                    ACCOUNTS


     Section 5.1 The Plan  Administrator  shall establish a bookkeeping  Account
("Cash Account") for a Participant upon the Participant's first payroll deduction from a Salary deferral election made pursuant to Section 4.1, if applicable. The Company shall credit to the Account, no later than 30 days following such payroll deduction, a cash amount equal to the payroll deduction. The Account shall be invested in a money market account or similar investment vehicle and any interest earned on those investments until the Account is fully depleted shall also be credited to the Participant's Account.

     Section 5.2 At the end of each Purchase Period, the Plan Administrator shall establish a bookkeeping Account to which it shall credit a specified number of shares of Company Stock to the Participant's Account. The number of shares credited shall be determined by a ratio the numerator of which is the dollar amount of Salary deferrals credited to the Participant's Cash Salary Deferral Account (pursuant to Section 5.1) as of the end of the Purchase Period, plus Bonus deferred by the Participant for the Plan Year, plus matching contribution and Company contribution made on behalf of the Participant for the Plan Year, and the denominator of which is the average price for a share of Company Stock issued or purchased by the Company on the open market during the Purchase Period. When a credit is made to a Participant's Account pursuant to this Section 5.2 that takes into account the dollar amount in the Participant's Cash Account, if any, such Cash Account shall be debited so that its balance shall be zero.

     Section 5.3 The Plan Administrator shall provide the Participant, or current Beneficiary, as soon as practicable after the end of such Plan Year, with an annual statement of his or her Account reflecting the number of shares of cash and/or Company Stock credited to the Account, in such form as determined by the Board or as required by law. No amount shall actually be funded for any Participant's benefit, except the Company may set aside Company Stock to meet its own obligations under the Plan, provided that any Participant to whom an amount is credited under the Plan shall be deemed a general, unsecured creditor of the Company.


                                   ARTICLE VI
                                TRUST PROVISIONS

     Section 6.1 The Plan Administrator may in its discretion establish a trust to hold all Company Stock contributed by the Company to the Plan. Except as otherwise provided in the terms of the Trust Agreement, the Trust will be irrevocable and no portion of the Trust will be used for any purpose other than the delivery of Stock pursuant to a payment of benefits under the Plan, and the payment of expenses of the Plan and Trust.


     Section 6.2 Any Trust which may be established pursuant to Section 6.1 shall be designed as a grantor trust, within the meaning of section671 of the Code, of which the Company is the grantor, and this Plan is to be construed in accordance with that intention. Notwithstanding any other provision of this Plan, the Trust will remain the property of the Company and will be subject to the claims of its creditors in the event of its bankruptcy or insolvency. No Participant will have any priority claim on the Trust or any security interest or other right superior to the rights of a general creditor of the Company.


                                  ARTICLE VII
                                  DISTRIBUTION

     Section 7.1 On the first day of the month next following the earlier of (1) the Participant's termination of employment with the Company for any reason including disability, or (2) with respect to any amount of deferred Salary and/or Bonus and/or related matching contribution, the end of the period of deferral elected by the Participant in his/her Election Form, distribution of the amount credited to the Participant's Account in accordance with this Plan, to the extent vested in accordance with Article VIII below, shall commence in accordance with either of the alternatives set forth below as selected by the Participant. Selection of an alternative shall be made at the time the Participant first elects to participate in the Plan. The alternative forms of distribution shall be:


          (a) lump sum; or

          (b) substantially equal yearly installments not to exceed 5 years. Upon the request of a Participant whose Account is in the process of an installment distribution, the Board of Directors of the Company, in its sole discretion and without any obligation to do so, may accelerate any or all payments credited to said Participant.

     Section 7.2 If a Participant should die before distribution of the full amount of his or her Account has been made to the Participant, any remaining amounts shall be distributed to the Participant's Beneficiary by the method designated by the Participant in writing delivered to the Company at the time the Participant first elected to become a Participant in the Plan. If a Participant has not designated a Beneficiary, or if no designated Beneficiary is living on the date of distribution, then, notwithstanding any provision herein to the contrary, such amounts shall be distributed to such Participant's estate in a lump sum distribution as soon as administratively feasible following such Participant's death.


     Section 7.3 In the event a Participant incurs an unforeseeable emergency, the Participant may make a written request to the Company for a hardship withdrawal from his or her Account established under the Plan. An unforeseeable emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Withdrawals of amounts because of an unforeseeable emergency are only permitted to the extent reasonably needed to satisfy the emergency need. This section shall be interpreted in a manner consistent with Sections 1.457-2(h)(4) and 1.457-2(h)(5) of the Treasury Regulations.


     Section 7.4 Anything herein to the contrary notwithstanding, if, at any time, a court or the Internal Revenue Service determines that an amount in a Participant's Account is includible in the gross income of the Participant and subject to tax, the Board of Directors of the Company may, in its sole discretion, permit a lump sum distribution of an amount equal to the amount determined to be includible in the Participant's gross income.


     Section 7.5 In the event any amount to be paid to the Participant or his or her Beneficiary pursuant to this Article VII would, in the Company's judgment, result in nondeductibility under Section 162(m) of the Code, of any portion of such Participant's income payable by or attributable to the Company for the year in which such amount is to be paid, such amount shall not be paid in such year. Such nondeductible amount shall be payable in the following calendar year, as an addition to the annual installment scheduled to be paid in such following calendar year, if applicable, subject to the provisions of this Section 7.5.


ARTICLE VIII
VESTING

     Section 8.1 A Participant shall be immediately vested in, i.e., shall have a nonforfeitable right to, all amounts of Salary and Bonus and discretionary Company contributions deferred under the Plan. A Participant shall become vested in his or her Company matching contributions as follows:


                Vested Percentage         Years of Service Completed
                -----------------         --------------------------
                          0                       Less than 3
                         10%                            3
                         20%                            4
                        100%                            5


     Section 8.2 Notwithstanding any other provision of the Plan, in the event of a Change of Control, all amounts credited to every Account under the Plan shall become fully vested immediately upon the Change of Control.


                                   ARTICLE IX
                       AMENDMENT AND TERMINATION OF PLAN

     Section 9.1 The Plan Administrator reserves the right to amend (including freezing of further deferrals of Salary and/or Bonus or the provision of matching contributions) or terminate the Plan at any time. Such amendment or termination shall be effective as of the date specified therein and shall be binding upon the Plan Administrator, all Participants and Beneficiaries, and all other persons claiming an interest under the Plan. If the Plan is terminated by the Company, all Participant Accounts shall immediately become fully vested and be distributed in a lump sum within 120 days of the effective date of such termination.


                                   ARTICLE X
                                 ADMINISTRATION


     Section 10.1 The Plan shall be administered by the Plan Administrator, which shall have complete authority, duty and power to interpret and construe the provisions of the Plan in its complete discretion. The Plan Administrator shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. The interpretations, determinations and calculations of the Plan Administrator shall be final and binding on all persons and parties concerned. Any individual(s) serving as Plan Administrator who is a Participant will not vote or act on any matter relating solely to himself or herself. In such case, the remaining members comprising the Plan Administrator will take such actions, or the Company will appoint an individual to act as Plan Administrator to take such actions. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a Beneficiary, the Company or the Trustee.


     Section 10.2 Expenses of administration shall be paid by the Company. The Plan Administrator of the Company shall be entitled to rely on all tables, valuations, certificates, opinions, data and reports furnished by any actuary, Accountant, controller, counsel or other person employed or retained by the Company with respect to the Plan.

     Section 10.3 Each Participant shall keep the Company informed of his or her current address and the current address of his or her designated Beneficiary. The Company shall not be obligated to search for any person. If such person is not located within three (3) Years after the date on which payment of the Participant's benefits payable under this Plan may first be made, payment may be made as though the Participant or his or her Beneficiary had died at the end of such three-year period.


     Section 10.4 Notwithstanding any provision herein to the contrary, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant, former Participant, designated Beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with the Plan, unless attributable to fraud or willful misconduct on the part of the Company or any such employee or agent of the Company.


                                   ARTICLE XI
                                 MISCELLANEOUS

     Section 11.1 The Plan constitutes a mere promise by the Company to make payments in accordance with the terms of the Plan and Participants and Beneficiaries shall have the status of general unsecured creditors of the Company. Nothing in the Plan will be construed to give any employee or any other person rights to any specific assets of the Company or of any other person. In all events, it is the intent of the Company that the Plan be treated as unfunded for tax purposes and for purposes of Title of ERISA.

     Section 11.2 None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditor of any Participant or Beneficiary, nor shall any Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he or she may expect to receive, continently or otherwise, under the Plan.

     Section 11.3 Nothing contained in the Plan shall confer upon any person a right to be employed or to continue in the employ of the Company, or interfere in any way with the right of the Company to terminate the employment of a Participant in the Plan at any time, with or without cause.

     Section 11.4 Any action with respect to the Plan taken by the Company, the Plan Administrator or the Trustee or any action authorized by or taken at the direction of the Plan Administrator, the Company or the Trustee shall be conclusive upon all Participants and Beneficiaries entitled to benefits under the Plan.

     Section 11.5 Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in satisfaction of claims against the Company, the Plan Administrator and the Trustee under the Plan, and the Plan Administrator may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or Beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability, including minority, to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator, the Company or the Trustee to follow the application of such funds.

     Section 11.6 The Plan shall be construed, administered, and governed in all respects under and by the laws of the State of Maryland. If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

     Section 11.7 Heading and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

[LOGO]





                             WASHINGTON HOMES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Geaton A. DeCesaris, Jr. and Chistopher Spendley, or either one, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of Washington Homes, Inc., a Maryland corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on November 19, 1999, and any adjournments or postponements thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting and any adjournments or postponements thereof. The undersigned hereby revokes all proxies heretofore given.


                           (Continued on reverse side)


--------------------------------------------------------------------------------
                            o  FOLD AND DETACH HERE  o

  ON MATTERS FOR WHICH YOU DO NOT SPECIFY A CHOICE, YOUR SHARES WILL BE VOTED
                    AS RECOMMENDED BY THE BOARD OF DIRECTORS


                                                         Please mark
                                                         your vote as     [ X ]
                                                         indicated in
                                                         this example


1. Election of Directors (mark only one)

Vote FOR all nominees            Vote      Geaton A. DeCesaris, Sr.     Thomas Connelly,   Richard S. Frary,     Richard B. Talkin
listed and recommended by      WITHHELD    Geaton A. DeCesaris, Jr.     Paul Sukalo,       Ronald M. Shapiro,    Thomas J. Pellerito
the Board of Directors         from all
(except as directed to         nominees
the contrary)                              INSTRUCTION: To withhold authority to vote  for any  individual nominee,  line through or otherwise strike out that nominee's name above.

    [   ]                        [   ]     _________________________________________________________________________________________


2. Proposal to amend Employee   3. Proposal to amend Non-Employee   4. Proposal to approve Deferred  5. Proposal to ratify appoint-
   Stock Option Plan               Directors' Stock Option Plan        Compensation Incentive Plan      ment of independent auditors

    FOR    AGAINST   ABSTAIN          FOR    AGAINST   ABSTAIN           FOR    AGAINST   ABSTAIN         FOR    AGAINST   ABSTAIN
   [   ]    [   ]     [   ]          [   ]    [   ]     [   ]           [   ]    [   ]     [   ]         [   ]    [   ]     [   ]

                                 ___
                                    |   PLEASE SIGN, DATE AND RETURN THIS PROXY,
                                    |   USING  THE  ENCLOSED   POSTAGE   PREPAID
                                        ENVELOPE.


                                        ________________________________________
                                        Signature


                                        Dated: __________________________, 1999.

                                        When  signing  as  attorney,   executor,
                                        administrator,   trustee  or   guardian,
                                        please  give full title as such.  If the
                                        signer is a  corporation,  sign the full
                                        corporate   name  by   duly   authorized
                                        officer.


--------------------------------------------------------------------------------
                            o  FOLD AND DETACH HERE  o